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                                                                     EXHIBIT 8.1


                        SUBSIDIARIES OF MFC BANCORP LTD.


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                                        JURISDICTION OF         SHAREHOLDERS
NAME                                     INCORPORATION            YEAR END
----                                    ---------------         ------------

MFC Merchant Bank S.A.                    Switzerland               100%

Constitution Insurance Company
  of Canada                                 Canada                  100%

MFC Commodities GmbH                        Austria                  95%

TriMaine Holdings, Inc.                      U.S.A.                  83%

Trimble Resources Corporation           Turks & Caicos
                                            Islands                 100%

Drummond Financial Corporation               U.S.A.                  96%

Eurotrade & Forfaiting Inc.                  U.S.A.                  93%

Banff Resources Ltd.                         Yukon                   85%

MFC Aluminiumfolie Merseburg GmbH           Germany                 100%

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